EXECUTIVE COMPENSATION AGREEMENT

This Executive Compensation Agreement (this "Agreement"), is entered into as of the 30th day of June, 2014 to be effective July 1, 2014 (the "Effective Date"), between ALANCO TECHNOLOGIES, INC., an Arizona corporation (the "Company"), and JOHN A. CARLSON ("Executive").  The Company and Executive are collectively referred to herein as the "Parties."  This Agreement automatically shall supersede any agreement between the Company and Executive concerning Executive's employment by the Company.

SECTION I. AGREEMENT OF THE PARTIES

The Company agrees to continue the employment of Executive and Executive agrees to serve in the employ of Company as follows:

(a)           Executive agrees to serve the Company as its Chief Executive Officer during the term of this Agreement.  Executive further agrees to use his best efforts, and apply his skill and experience, to the proper performance of his duties hereunder and to the business and affairs of the Company and Executive agrees to serve the Company faithfully, diligently and to the best of his ability.

(b)           The principal location from which Executive will serve the Company and perform his duties hereunder shall be Scottsdale, Arizona.

The Company shall compensate Executive for his services as provided herein.

SECTION II. TERM OF EMPLOYMENT

Executive's employment shall commence under the terms of this Agreement on the Effective Date, and shall continue thereafter until either party gives written notice to the other party of the termination of the Agreement, and upon such written notice of termination, the term of this Agreement shall end on the day that is eighteen (18) months after the last day of the month in which the notice is given, unless this Agreement is terminated earlier in accordance with Section V of this Agreement.

SECTION III. COMPENSATION; BENEFITS

A.  Base Compensation.  Continuing from the Effective Date, the Company shall pay Executive a base annual salary of $245,000.  Executive's base annual salary may be increased by the Company during the term of this Agreement based upon the Executive's and the Company's performance.  Executive's base annual salary shall be paid by the Company in semi-monthly installments commensurate with the Company's normal employee pay days.

B.   Supplemental Benefits.  Nothing contained in this Section III shall affect or in any way limit Executive's rights as an executive employee of the Company to participate in any profit sharing plan, supplemental compensation arrangements or any other fringe benefits offered by the Company to its employees as set forth in the Company's employee handbook, and compensation received by Executive hereunder shall be in addition to the foregoing except that the severance benefits set forth in this Agreement shall be exclusive.

SECTION IV.  SALARY CONTINUATION UPON DISABILITY

In the event Executive shall, by reason of illness or other incapacity, become unable to perform the services agreed upon herein ("Disability" or "Disabled"), the Company shall continue to compensate Executive for twelve (12) months commencing from the date of such Disability at his base monthly salary less any amounts actually received by Executive from the disability insurance policies carried by the Company for the benefit of Executive pursuant to Section III.B above.

SECTION V.  TERMINATION

A.           Definitions.  For purposes of this Agreement the following terms shall have the meanings set forth below.

1.           Termination by the Company of Executive’s employment for "Cause" shall mean termination following Executive’s conviction of a crime constituting a felony or upon Executive’s willful and continued failure to substantially perform Executive’s duties with the Company (other than due to physical or mental illness), if such failure or misconduct is damaging or detrimental to the business and operations of the Company, provided that Executive shall have received written notice of such failure or misconduct and shall have continued to engage in such failure or misconduct after 30 days following receipt of such notice from the Board, which notice specifically identifies the manner in which the Board believes that Executive has engaged in such failure or misconduct.  For purposes of this Subsection, no act, or failure to act, on Executive’s part shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive’s action or omission was in the best interest of the Company.  Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the independent members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with Executive’s counsel, to be heard before the Board), finding that in the good faith opinion of the Board Executive was guilty of failure to substantially perform Executive’s duties or of misconduct in accordance with the first sentence of this Subsection, and of continuing such failure to substantially perform Executive’s duties or misconduct as aforesaid after notice from the Board, and specifying the particulars thereof in detail.

2.           A "Change in Control" is deemed to occur:

(a)           when any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 25 percent of the combined voting power of the Company's then outstanding securities, other than any person who presently owns such quantity of securities as of the date hereof unless such existing shareholder becomes the beneficial owner of additional voting securities of the Company by any means other than through exercise of an employee stock option;

(b)           upon the approval by the Company's stockholders of (i) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation the definitive agreement for which provides that at least two-thirds of the directors of the surviving or resulting corporation immediately after the transaction are Continuing Directors (as hereinafter defined), (ii) a sale or disposition of all or substantially all of the Company's assets, or (iii) a plan of liquidation or dissolution of the Company; or

(c)           if during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Continuing Directors") cease for any reason to constitute at least a majority thereof; provided that any individual whose election or nomination for election as a member of the Company's Board of Directors was approved by a vote of at least a majority of the Continuing Directors then in office shall be considered a Continuing Director.

3.           "Good Reason" shall mean, without the Executive’s express written consent, the occurrence of any of the following circumstances unless, in the case of Subsections (a) or (f), such circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination, as defined in Sections 5, given in respect thereof:

(a)            The assignment to Executive of any duties inconsistent with Executive’s status as an executive officer of the Company or a substantial adverse alteration in the nature or status of Executive’s responsibilities from those in effect upon the date hereof;

(b)           A reduction by the Company in Executive’s annual base salary as in effect on the date hereof, or as the same may be increased from time to time;

(c)           The relocation of the Company's executive offices where the Executive is working upon the date hereof to a location more than 50 miles therefrom or the Company's requiring Executive to be based anywhere other than the location of the Company's executive offices where the Executive was working upon the date hereof except for required travel on the Company's business to an extent substantially consistent with Executive’s present business travel obligations;

(d)           The failure by the Company, without Executive’s consent, to pay to Executive any portion of Executive’s compensation due hereunder except pursuant to an across-the-board compensation deferral similarly affecting all executives of the Company;

(e)           The failure by the Company to continue to provide you with benefits or arrangements (including, without limitation, life insurance, health, medical, dental, accident and disability plans or programs, car allowances, and other fringe benefits) at least as favorable to those enjoyed by you upon the date hereof, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive Executive of any material fringe benefit enjoyed by Executive upon the date hereof, or the failure by the Company to provide Executive with the number of paid vacation days to which Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect upon the date hereof; or

(f)           A Change of Control of the Company has occurred

Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

Upon occurrence of any of the foregoing events which Executive believes constitutes "good reason," Executive must notify the Company in writing within ten (10) days and give the Company ten (10) days to cure or correct the alleged action or failure.  After the expiration of  the Company’s time for curing the “good reason” trigger, Executive may quit for "good reason" by giving written notice within an additional fourteen (14) days.

4.           "Disability" shall mean if, as a result of Executive's incapacity due to physical or mental illness, Executive shall have been absent from the full-time performance of Executive's duties with the Company for three consecutive months, and within thirty days after written notice of termination is given Executive shall not have returned to the full-time performance of Executive's duties.  Any issue concerning the existence of Executive's Disability upon which Executive and the Company cannot agree shall be determined by a qualified physician selected jointly by the Company and Executive and, if they cannot agree, each shall appoint a qualified physician and the two physicians shall meet and agree on a third qualified physician to determine the issue of Disability.  Such physician shall consult with Executive and representatives of the Company designated by the Board to determine Executive's duties and then decide whether or not Executive is physically capable of or mentally competent to perform the essential functions of the position which he holds at the time.    The determination of such benefit provider shall be made in writing to the Company and Executive shall be final and conclusive for purposes of this Agreement.

B.           Termination of Executive for Cause or by Executive Without Good Reason.  If the Company terminates Executive for Cause, or if Executive voluntarily terminates his performance of services to the Company without Good Reason (other than by giving notice that the term of this Agreement shall end eighteen (18) months later in accordance with Section II of this Agreement), then the Company's obligations to make any payments or provide any benefits to Executive, in respect of periods after such termination, automatically shall terminate and be forfeited, provided, however, the Executive shall be entitled to any and all vested rights under any profit sharing, pension or other employee benefit plan of the Company in accordance with the terms and provisions of such plans, and all deferred compensation payments previously agreed upon by Executive and the Company, if any.

C.           Termination With Good Reason or Without Cause.  By action of its Board of Directors, the Company shall have the right to terminate Executive's employment with the Company at its sole discretion without any cause whatsoever, provided only that Executive shall receive the severance payments and benefits which he is entitled to under this Agreement for termination without cause (subject to the Executive's signing a legal release as provided herein).  Upon the termination of Executive's employment if such termination is (i) by the Company other than for Cause or Disability, or (ii) by Executive for Good Reason by voluntary resignation, then Executive shall be entitled to the benefits provided below:

1.            The Company shall pay Executive's full base salary through the date of termination ("Termination Date") at the rate in effect at the time Notice of Termination is given, plus all other amounts to which Executive is entitled under any compensation or benefit plan of the Company, at the time such payments are due, including a lump sum cash payment for all unused vacation time which Executive has accrued as of the Termination Date;

2.            In lieu of any further salary payments to Executive for periods subsequent to the Termination Date, the Company shall pay to Executive as severance pay (the "Severance Payment") equal to one and one-half (1-1/2) times the Annual Compensation (as defined below) which was payable to Executive by the Company at the Termination Date.  Annual Compensation is Executive's base salary and any annual bonus that was paid to Executive by the Company for the year in which the Termination Date occurs if such bonus is known, otherwise for the previous year, determined without any reduction for any deferrals of such salary or such bonus under any deferred compensation plan (qualified or unqualified) and without any reduction for any salary reductions used for making contributions to any group insurance plan of the Company or its affiliates.

The Severance Payments provided for in this subparagraph 2 shall be made in equal payments on the Company’s normal salary payment dates over the eighteen (18) month period following the Termination Date.

3.           All of Executive's restricted stock grants or stock options for the purchase of the Company's stock not otherwise vested, or as many of the options as Executive elects, shall become immediately vested and shall be exercisable by Executive at any time during the term which ends the later of eighteen (18) months after the Termination Date or the date set for termination of the options before termination of the Executive under this Section V.C, subject to Executive's execution of the legal release as provided in paragraph 7 below.

4.           If Executive's employment shall be terminated as above set forth, then for an eighteen (18) month period after such termination, the Company shall arrange to provide Executive with life, disability, and Supplemental Medical Expense Reimbursement substantially similar to those which Executive is receiving immediately prior to the Notice of Termination.  Benefits otherwise receivable by Executive pursuant to the previous sentence shall be reduced to the extent comparable benefits are actually received by Executive during the eighteen (18) month period following Executive's termination from another employer, and any such benefits actually received by Executive shall be reported to the Company.

5.           Executive shall not be required to mitigate the amount of any payment provided for in this Section by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section (other than Subsection 4) be reduced by any compensation earned by Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by Executive to the Company, or otherwise (except as specifically provided in this Section).

6.           Notwithstanding anything contained in this Section C to the contrary, in no event shall payments or benefits be made pursuant to subparagraphs 2 through 4 in an amount which shall result in such payments and benefits in the aggregate being deemed an "excess parachute payment" pursuant to Section 280G of the Internal Revenue Code of 1986, as amended.  In the event such payments and benefits in the aggregate are deemed to be an excess parachute payment by the independent auditors of the Company for the fiscal year immediately preceding the Termination Date, then Executive shall have the right to identify which of such payments or benefits (or parts thereof) are to be eliminated so that those remaining in the aggregate do not constitute an excess parachute payment.

7.           As a condition precedent of receiving any severance payments or benefits under this Agreement in connection with a termination for good reason or without cause, Executive shall sign an appropriate legal release agreeing not to bring any legal claims against the Company of whatever nature or kind in connection with his employment and separation from employment, except for benefits of employment, such as profit-sharing, pension or other employee benefit plans that by their terms have vested.  The legal release shall surrender all of Executive's rights to bring any legal claim against the Company, other than for such vested rights, under any federal or state law, statute, or ordinance.  Executive also agrees that he shall not be entitled to any termination payments or benefits if he exercises his right to revoke the legal release as provided by the Older Workers Benefit Protection act.

SECTION VI.  TERMINATION NOTICE

Any purported termination of Executive's employment by the Company or by Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section X hereof.  For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, except if the Agreement is terminated by the Company without cause or the Executive without “good reason.”.

SECTION VII.  CONFIDENTIALITY

Executive agrees that, during the continuance of this Agreement and thereafter, he shall not (otherwise than pursuant to his duties hereunder) disclose without the written consent of the Company, any material or substantial, confidential or proprietary know-how, data or information pertaining to the Company, or its business, personnel or plans, to any person, firm, corporation or other entity, for any reason or purpose whatsoever.  Executive acknowledges and agrees that all memoranda, notes, records and other documents made or compiled by Executive or made available to Executive concerning the Company's business shall be the Company's exclusive property and shall be delivered by Executive to the Company upon expiration or termination of this Agreement or at any other time upon the request of the Company.

The provisions of this Section VII shall survive the expiration or termination of this Agreement or any part thereof, without regard to the reason therefor.

SECTION VII.  COVENANT NOT TO COMPETE

The Parties acknowledge that Executive's willingness to enter into this Agreement and to continue as an employee of the Company constitutes a material inducement to the Company's agreement to make payments to Executive as set forth herein including those to be made upon termination. The Parties further acknowledge that Executive's performance of all terms of this Agreement is necessary to protect the Company's legitimate business interests.  Executive agrees, that, during the continuance of this Agreement and for a period of eighteen (18) months following termination of Executive's employment with the Company under circumstances described in Section V.C resulting in the payment to him of severance benefits as provided therein, he will not, on behalf of himself, or on behalf of any other person, company, corporation, partnership or other entity or enterprise, directly or indirectly, as an employee, proprietor, stockholder, partner, consultant, or otherwise, engage in any business or activity competitive with the business activities of the Company as they are now or hereafter undertaken by the Company during the term hereof anywhere that the Company then does business, or solicit. recruit or hire any employee of the Company without the Company’s written approval.

SECTION IX.  DEDUCTIONS AND WITHHOLDING

Executive agrees that the Company and its affiliated companies shall withhold from any and all payments required to be made to Executive in accordance with this Agreement all federal, state, local and other taxes that the Company or any such affiliates determine are required to be withheld in accordance with applicable statutes and regulations from time to time in effect.

SECTION X.  NOTICES

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when deposited in the U.S. Mail if sent by registered or certified mail, prepaid and return receipt requested, to the other party hereto at his or its mailing address as set forth on the signature page of this Agreement, and in the case of the Company, marked to the attention of Secretary.  Either party may change the address which such communications hereunder shall be sent by sending notice of such change to the other party as herein provided.

SECTION XI.  SEVERABILITY

If any provision of this Agreement or any part hereof is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all conditions and provisions of this Agreement which can be given effect without such invalid, unlawful or unenforceable provision shall, nevertheless, remain in full force and effect.

SECTION XII.  BOARD APPROVAL

By execution of this Agreement, the Company acknowledges that this Agreement has been reviewed and adopted by a resolution approved by a majority of the members of the Board of Directors of the Company.

SECTION XIII.  COMPLETE UNDERSTANDING;
PRIOR AGREEMENTS

This Agreement (which includes all employee benefit plans of Company referenced herein) constitutes the complete understanding between the Parties with respect to the undertaking of Executive hereunder, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein.  Unless otherwise specifically referred to herein, this Agreement shall, from and after the Effective Date, supersede, in all respects, all previous agreements in regard to employment between Executive and the Company.  This Agreement shall not be altered, modified, amended or terminated except by written instrument signed by each of the Parties hereto.

SECTION XIV.  GOVERNING LAW

This Employment Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Arizona.

SECTION XV.  SUCCESSORS; BINDING AGREEMENT

(a)           The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as Executive would be entitled to hereunder if Executive terminated Executive's employment voluntarily for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.  As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

(b)           This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees.  If Executive should die while any amount would still be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there is no such designee, to Executive's estate.

SECTION XVI.  ARBITRATION

All claims, disputes and other matters in question between the parties, or between Executive and the Company, arising under this Agreement shall, unless otherwise provided herein, be decided by arbitration in Phoenix, Arizona, in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association (including such procedures governing selection of the specific arbitrator or arbitrators), unless the parties mutually agree otherwise.  The Company shall pay the administrative costs of the arbitration, but each party shall pay his and its own attorney's fees and costs.  The award by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any state or Federal court having jurisdiction thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

ALANCO TECHNOLOGIES, INC. an Arizona corporation By: __________________________________ Its: _________________________________ 7950 E. Acoma Drive, Suite 111 Scottsdale, Arizona 85260	______________________________________ JOHN A. CARLSON